UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2025

RITHM PROPERTY TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway

New York, NY 10003

(Address of principal executive offices) (Zip Code)

212-850-7770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	RPT	New York Stock Exchange
9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RPT PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2025, the Board of Directors of Rithm Property Trust Inc. (the “Company”) adopted the Company’s Third Amended and Restated Bylaws (the “Amended Bylaws”), effective immediately. The Amended Bylaws deleted certain outdated references and made certain clarifying changes relating to the designation of the Company’s officers.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description.

3.1	Third Amended and Restated Bylaws of Rithm Property Trust Inc.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM PROPERTY TRUST INC.

Dated: April 24, 2025	/s/ Mary Doyle
Mary Doyle
Principal Financial Officer